QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.59

Resolutions of the Board of Directors of
SPX Corporation

Amendment of SPX Corporation 2002 Stock Option Plan

        WHEREAS, this Corporation maintains the SPX Corporation 2002 Stock Option Plan (the "Plan"); and

        WHEREAS, it is now deemed desirable to amend the Plan to clarify that the Board did not intend to limit the number of shares of restricted stock that may be awarded under the Plan when adopting the 2002 restatement of the Plan;

        RESOLVED, that pursuant to the amending authority reserved to the Corporation under Section 14, of the Plan, the Plan is hereby amended, effective as of January 1, 2002, by deleting the second sentence of Subsection 5.1 of the Plan in its entirety.

        RESOLVED, that the proper officers and employees of the Corporation be, and each of them hereby are, authorized to take any and all actions which any of them deem necessary or desirable to implement the foregoing resolution, and any and all actions taken prior to the adoption of the foregoing resolution that are consistent with the intents and purposes of such resolution are hereby ratified, confirmed and approved in all respects.

QuickLinks

Resolutions of the Board of Directors of SPX Corporation Amendment of SPX Corporation 2002 Stock Option Plan